Exhibit A









                         SECOND SUPPLEMENTAL INDENTURE

                                by and between



                          BETHLEHEM STEEL CORPORATION



                                      and



                             THE BANK OF NEW YORK






                                  dated as of
                                 [    ], 2001




                           A Supplemental Indenture
                                   Regarding
                         10-3/8 Senior Notes Due 2003






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         SECOND SUPPLEMENTAL INDENTURE dated as of [ ], 2001, between BETHLEHEM
         STEEL CORPORATION, a corporation duly organized and existing under the laws of the state of Delaware (hereinafter called "Bethlehem"), and THE BANK OF NEW YORK, a banking corporation existing under the laws of the State of New York, as trustee (the "Trustee");

              WHEREAS Bethlehem has heretofore executed and delivered to the Trustee an Indenture dated as of September 1, 1993, and a First Supplemental Indenture dated as of June 5, 2001 (hereinafter called the "Original Indenture") to provide for the issuance of its 10-3/8% Senior Notes Due 2003 (the "Notes"); and

              WHEREAS Section 9.2 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, Bethlehem and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of amending any provision of the Original Indenture or the Notes (other than as provided in Section 9.2 of the Original Indenture); and

              WHEREAS Bethlehem desires to amend and delete certain provisions of the Original Indenture; and

              WHEREAS all action on the part of Bethlehem necessary to authorize its execution, delivery and performance of the Original Indenture, as further supplemented by this Second Supplemental Indenture, has been duly taken; and

              WHEREAS Bethlehem has solicited the consent of the Holders of the Notes to certain amendments to the Original Indenture (the "Amendments") pursuant to that certain Consent Solicitation Statement of Bethlehem dated September 10, 2001 (the "Consent Solicitation Statement"); and

              WHEREAS Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented to the Amendments and instruments evidencing such consent have been delivered to the Trustee; and

              WHEREAS Bethlehem desires and has requested the Trustee to join in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the Original Indenture;



              NOW THEREFORE in consideration of the premises and for other good and valuable consideration, it is mutually convenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Trustee:

                                   ARTICLE I

                                  Definition
                                  ----------

              SECTION 1.01.  Definition.  When used herein, "Consent
                             ----------
Solicitation Conditions Satisfaction" shall mean such time as each of the Conditions specified in the Consent Solicitation Statement has been satisfied or waived in accordance with the terms therein by Bethlehem.

                                  ARTICLE II

                       Amendments to Original Indenture
                       --------------------------------

              Upon the occurrence of the Consent Solicitation Conditions Satisfaction, the Original Indenture is hereby amended as set forth below:

              SECTION 2.01.  Definitions.  The definition of "Core Steelmaking
                             -----------
Activities" is hereby amended by deleting the enumeration "(i)" and by deleting the phrase, "(but specifically excluding, with respect to Bethlehem's Sparrows Point Division, (x) the rod mill located at the Sparrows Point plant and (y) the assets and

                                1




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operations of the Sparrows Point Yard, BethShip Division), (ii)
by the Walbridge Joint Venture, (iii) by the Hibbing Taconite Company Joint Venture, (iv) by the Galvanized Products Division located in Lackawanna, New York, (v) by the Double G Coating Joint Venture and (vi) by the ore carrying vessels operated by Bethlehem on the Great Lakes".

              SECTION 2.02.  Limitation on Debt.  Section 4.5 is hereby amended
                             ------------------
by adding the phrase, "or otherwise previously Incurred in accordance with this
Section 4.5" immediately before the parenthetical, "(collectively, "Refinancing Debt")" in clause (vii) and by replacing the amount, "$100,000,000" with the amount, "$200,000,000" in clause (viii).

              SECTION 2.03.  Limitation on Restricted Subsidiary Debt and
                             --------------------------------------------
Preferred Stock.  Section 4.6 is hereby amended (a) by deleting the word "and"
---------------
before clause (e) and by adding the phrase, "Guarantees and related Liens in connection with the Credit Agreement or any replacement facility or facilities or other Debt permitted by Section 4.5; and (f)" immediately after "(e)" in clause (e); and (b) by replacing "(d)" in clause (f) with "(e)".

              SECTION 2.04.  Limitation on Dividends and Other Payment
                             -----------------------------------------
Restrictions Affecting Subsidiaries.  Section 4.12 is hereby amended by adding
-----------------------------------
the phrase, "or encumbrances or restrictions as may be provided for in the Credit Agreement or any replacement facility or facilities" to the end of such section.

                                  ARTICLE III

                           Miscellaneous Provisions
                           ------------------------

              SECTION 3.01.  Execution as Supplemental Indenture.  This Second
                             -----------------------------------
Supplemental Indenture is executed and shall be considered as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

              SECTION 3.02.  Responsibility for Recitals, etc.  The recitals
                             ---------------------------------
herein shall be taken as the statements of Bethlehem, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

              SECTION 3.03.  Provisions Binding on Company's Successors.  All
                             -------------------------------------------
of the covenants, stipulations, promises and agreements made in this Second Supplemental Indenture by Bethlehem shall bind its successors and assigns whether so expressed or not.

              SECTION 3.04.  Continuing Effect.  Except as expressly provided
                             ------------------
herein, all of the terms and provisions of the Original Indenture are and shall remain in full force and effect. The amendments provided for herein are limited to the specific sections of the Original Indenture specified herein and shall not constitute an amendment of any other provisions of the Original Indenture.

              SECTION 3.05.  Governing Law.  This Second Supplemental Indenture
                             -------------
shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

              SECTION 3.06.  Execution and Counterparts.  This Second
                             --------------------------
Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.





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              IN WITNESS WHEREOF Bethlehem Steel Corporation has caused this
Second Supplemental Indenture to be signed and acknowledged by its Vice Chairman, has caused its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York, as Trustee, has caused this Second Supplemental Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by a duly authorized officer, all as of the day and year first written above.

(Seal)  Bethlehem Steel Corporation

                                                        By

                                                        Name:
                                                        Title:  Vice Chairman

Attest:  By
              ----------------------------
        Name:
        Title:



(Seal)  The Bank of New York


                                                        By

                                                        Name:
                                                        Title:  Vice Chairman

Attest:  By
              ----------------------------
        Name:
        Title: